Exhibit 99.1

BioTime, Inc.	1301 Harbor Bay Parkway
Alameda, CA 94502
Tel: 510-521-3390
Fax: 510-521-3389
www.biotimeinc.com
www.embryome.com

BioTime Investors Fund Second $4,000,000 Equity Tranche

ALAMEDA, CA, July 13, 2009 – BioTime, Inc. (OTCBB:BTIM) announced that two of its shareholders have completed the funding of the second tranche of their equity investments in BioTime following the exercise of their rights to purchase additional shares and warrants under the terms of their May 2009 stock and warrant purchase agreements.  Broadwood Partners, L.P. and George Karfunkel have each purchased an additional 1,100,000 BioTime common shares and 1,100,000 stock purchase warrants.  BioTime received $4,000,000 from the sale of the additional shares and warrants.  The warrants, which are substantially the same as BioTime’s publicly traded stock purchase warrants, entitle the investors to purchase additional common shares at an exercise price of $2.00 per share.  The warrants will expire on October 31, 2010 and may not be exercised after that date.

“The $8,000,000 of new equity capital we have raised since May from these investors, plus our $4,700,000 research grant from the California Institute for Regenerative Medicine, will be available to finance our strategic programs to build our product and technology portfolios in the emerging fields of stem cell research and regenerative medicine,” said Michael West, Ph.D., BioTime’s CEO.  “BioTime’s recent steps toward creating an independent board of directors and raising additional capital are consistent with our goal of establishing BioTime as a leader in the emerging field of regenerative medicine, and are necessary steps in qualifying the Company for relisting on a national exchange. BioTime could receive more than $24,000,000 of additional equity capital if all of its class of publicly traded warrants and the warrants sold to Broadwood Partners, L.P. and Mr. Karfunkel are ultimately exercised prior to the October 2010 expiration date.”

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders.  BioTime develops and markets research products in the field of stem cells and regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc.  In addition to its stem cell products, BioTime has developed blood plasma volume expanders and related technology for use in surgery, emergency trauma treatment, and other applications.  BioTime's lead product, Hextend®, is a blood plasma expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements.  Additional information about BioTime can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for the company and its subsidiary, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

Contact:
BioTime, Inc.

Judith Segall
jsegall@biotimemail.com
510-521-3390, ext 301

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